                                                                 EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001, Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of Kobren Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Custodian, Counsel and Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2002.

                                                                 EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001, Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of Delphi Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Custodian, Counsel and Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
April 29, 2002